Exhibit 10(d)

2012 HOVNANIAN ENTERPRISES, INC.
STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT
(Directors)

Participant:	Date of Grant:

Number of Class A Shares:	Grant Price:

Vesting Schedule:
Date	Number of Shares

Option Termination Date:

1.         Grant of the Option.  For valuable consideration, receipt of which is hereby acknowledged, Hovnanian Enterprises, Inc., a Delaware Corporation (the "Company"), hereby grants the right to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of Class A Shares set forth above.  This grant is made subject to the terms and conditions of the 2012 Company Stock Incentive Plan, (the "Plan"), which Plan is incorporated herein by reference and subject to the amendments to the Plan.  The purchase price of the Shares subject to the Option (the "Grant Price") shall be the price per Share set forth above.  This Option is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

2.         Vesting.  The Option will vest in accordance with the schedule set forth above, subject to Section 3 of this Agreement.

3.         Exercise of Option.

(a)       Period of Exercise.

(i)          In General.  The Options must be exercised before the Option Termination Date (the "Option Termination Date").  The Participant may exercise less than the full installment available to him under the Options, but he must exercise the Options in full shares of the Common Stock of the Company.  The Participant is limited to ten exercises of the Options prior to the Option Termination Date.

(ii)         Termination of Board of Directors Membership Other than Due to Death, Disability or Retirement.  If, prior to the Option Termination Date, the Participant ceases to be a member of the Board of Directors (otherwise than by reason of death, Disability or Retirement), the nonvested portion of the Option shall be canceled and the vested portion of the Option, to the extent not previously exercised, shall remain exercisable until the earlier of (a) the Option Termination Date and (b) the sixtieth (60th) day after the date the Participant ceases to be a member of the Board of Directors, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder.  This Option shall be wholly void and of no effect after the Option Termination Date.  For purposes of this Agreement, "Disability" shall mean disability within the meaning of Section 22(e)(3) of the Code, and "Retirement" shall mean termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of "Service" to the Company immediately preceding such termination.  For this purpose, "Service" means the period of service as a member of the Board of Directors immediately preceding Retirement, plus any prior periods of service as a member of the Board of Directors of one or more years' duration, unless they were succeeded by a period of non-service as a member of the Board of Directors of at least three years' duration.

(iii)        Termination of Board of Directors Membership Due to Death.  If, prior to the Option Termination Date, the Participant ceases to be a member of the Board of Directors due to the Participant's death, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and shall remain exercisable until the Option Termination Date, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder.  During such time, the Option will be exercisable by the person or persons to whom the Participant's rights under the Option shall pass by will or by the applicable laws of descent and distribution.

(iv)         Termination of Board of Directors Membership Due to Disability.  If prior to the Option Termination Date the Participant ceases to be a member of the Board of Directors due to the Participant's Disability, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and shall remain exercisable until the Option Termination Date by the Participant or his or her designated personal representative on the Participant's behalf, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder.

(v)          Termination of Board of Directors Membership Due to Retirement.  If prior to the Option Termination Date the Participant ceases to be a member of the Board of Directors due to the Participant's Retirement, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and remain exercisable until the earlier of (i) the Option Termination Date and (ii) the first anniversary of the Participant's Retirement, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder.  Notwithstanding the preceding sentence (and without limiting the Participant’s rights in connection with a Retirement), in the event of the Participant’s Qualified Retirement, the Option, to the extent not previously exercised, shall remain exercisable until the Option Termination Date and shall then terminate together with all other rights under this Agreement.  As used herein, the term “Qualified Retirement” means the Participant’s termination as a member of the Board of Directors at or after reaching age 65 with at least 10 years of Service.

(b)       Method of Exercise.  Subject to the provisions of the Plan, the Options may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised and accompanied by payment of the Option Price (a) by certified or bank cashier's check payable to the order of the Company in New York Clearing House Funds, (b) by surrender or delivery to the Company of shares of its Common Stock that have been held by the Participant for at least six months (or such other period of time as may be determined by the Board of Directors), or (c) in any other form acceptable to the Company, together with payment or arrangement for payment of any minimum federal income or other tax required to be withheld by the Company.  As soon as practical after receipt of such notice and payment, the Company shall, without transfer or issue tax or other incidental expense to the Participant, deliver to the Participant at the offices of the Company at 110 West Front Street, Red Bank, New Jersey, or such other place as may be mutually acceptable, or, at the election of the Company, by first class insured mail addressed to the Participant at his address shown in the employment records of the Company or at the location at which he is employed by the Company or subsidiary, a certificate or certificates for previously unissued shares or reacquired shares of its Common Stock as the Company may elect.

(c)        Delivery of Shares.

(i)         The Company may postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed, or the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any Rules or Regulations of the Securities and Exchange Commission promulgates thereunder or the requirements of applicable state laws relating to authorization, issuance or sales of securities.

(ii)        If the Participant fails to accept delivery of the shares of Common Stock of the Company upon tender of delivery thereof, his or her right to exercise the Options with respect to such undelivered shares may be terminated by the Company

4.         Adjustments Upon Certain Events.  Subject to the terms of the Plan, in the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other similar events (collectively, an "Adjustment Event"), the Committee shall, in its sole discretion, make an appropriate and equitable adjustment in the number of Shares subject to this Agreement to reflect such Adjustment Event.  Any such adjustment made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons.

5.         No Acquired Rights.  In participating in the Plan, the Participant acknowledges and accepts that the Board has the power to amend or terminate the Plan, to the extent permitted thereunder, at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms).

6.         No Rights of a Shareholder.  The Participant shall not have any rights or privileges as a shareholder of the Company until the Shares in question have been registered in the Company's register of shareholders.

7.         Legend on Certificates.  Any Shares issued or transferred to the Participant pursuant to Section 8 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

8.         Transferability.  The Options shall, during the Participant's lifetime, be exercisable only by the Participant, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process.  Notwithstanding the foregoing, an Participant may transfer the Options in whole or in part by gift or domestic relations order to a family member of the Participant (a "Permitted Transferee") and, following any such transfer, such Options or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such Options or portion thereof is transferred for value, and provided further that, following any such transfer, neither such Options or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process.  For purposes of this paragraph, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of his or her Options or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate his Options by notice to the Participant and it shall thereupon become null and void.

9.         Choice of Law.  THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.       Option Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.       Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

HOVNANIAN ENTERPRISES, INC.

Ara K. Hovnanian President, Chief Executive Officer and Chairman of the Board

PARTICIPANT: